Exhibit 99.1

Contact:
Gordon Link
Chief Financial Officer
515-598-2925
glink@linkp.com
FOR IMMEDIATE RELEASE
NewLink Genetics Appoints Mr. Brian Wiley as Vice President of Business Development

Mr. Wiley Also to Direct Commercialization Strategy and Activities for algenpantucel-L

AMES, Iowa, January 3, 2013 - NewLink Genetics Corporation, a biopharmaceutical company focused on discovering, developing and commercializing novel immunotherapeutic products to improve treatment options for cancer patients, today announced the appointment of Mr. Wiley as Vice President of Business Development. In addition to business development responsibilities, Mr. Wiley will lead the commercialization strategy and pre-commercial activities for NewLink's HyperAcute® Pancreas Immunotherapy, algenpantucel-L.

“Brian brings extensive and varied pharmaceutical experience to our management team, most recently with key roles in both the sale of Gloucester Pharmaceuticals to Celgene Corporation and the purchase of Abraxis Health by Celgene,” commented Dr. Charles Link, Chief Executive Officer of NewLink. Dr. Link added, “In addition to his business development experience, Brian has had key responsibilities in the launch, marketing and sales of a variety of oncology products at both major pharmaceutical companies and smaller biotech companies. We are excited to have Brian join our team.”

Mr. Wiley has over 20 years of pharmaceutical experience, with 16 of those years in oncology markets. He has had management responsibilities at Celgene Corporation, Gloucester Pharmaceuticals, Millennium Pharmaceuticals (currently Takeda) and Aventis Pharmaceuticals (currently Sanofi-Aventis). Mr. Wiley has also served as an independent consultant to numerous companies in the oncology market. His responsibilities have included business development, commercial strategy, marketing, reimbursement, national accounts, sales and sales management.

About algenpantucel-L

NewLink's algenpantucel-L is an "off-the-shelf" immunotherapy product candidate consisting of two allogeneic pancreatic cancer cell lines. These cell lines were chosen to provide a broad coverage of pancreatic cancer antigens and were then modified to express alpha-gal on the cell surface to increase immunogenicity. Each modified cell line is grown in large-scale culture, harvested, packaged and irradiated. Approximately 150 million cells of each HyperAcute Pancreas cell line are given by intradermal injection with each treatment.

Exhibit 99.1

About NewLink Genetics Corporation

NewLink Genetics Corporation is a biopharmaceutical company focused on discovering, developing and commercializing novel immunotherapeutic products to improve treatment options for cancer patients. NewLink's portfolio includes biologic and small-molecule immunotherapy product candidates intended to treat a wide range of oncology indications. NewLink's product candidates are designed to harness multiple components of the immune system to combat cancer without significant incremental toxicity, either as a monotherapy or in combination with other treatment regimens. NewLink's lead product candidate, algenpantucel-L (HyperAcute Pancreas) is being studied in a Phase 3 clinical trial in surgically resected pancreatic cancer patients (under a Special Protocol Assessment with the U.S. FDA) as well as in a separate study in locally advanced pancreatic cancer patients. NewLink has recently launched an adaptive design Phase 2B/3 clinical trial of tergenpumatucel-L (HyperAcute Lung) in patients with non-small cell lung cancer. NewLink is developing indoximod (d-1-methyltryptophan, or D-1MT), a small-molecule, orally bioavailable product candidate from NewLink's proprietary indoleamine-(2, 3)-dioxygenase, or IDO, pathway inhibitor technology. NewLink is studying indoximod in various chemotherapy and immunotherapy combination studies independently and in collaboration with the National Cancer Institute. For more information please visit http://www.linkp.com. Patient information is available at http://www.pancreaticcancer-clinicaltrials.com
Safe Harbor Statement

This press release contains forward-looking statements of NewLink that involve substantial risks and uncertainties. All statements, other than statements of historical facts, contained in this press release are forward-looking statements, within the meaning of The Private Securities Litigation Reform Act of 1995. The words "anticipate," "believe," "estimate," "expect," "intend," "may," "plan,""target," "potential," "will,""could," "should,""seek," or the negative of these terms or other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among others, statements about the prospects of algenpantucel-L and any other statements other than statements of historical fact. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that NewLink makes due to a number of important factors, including those risks discussed in "Risk Factors" and elsewhere in NewLink's Annual Report on Form 10-K for the period ended December 31, 2011, in its Quarterly Report on Form 10-Q for the period ended September 30, 2012, and in its other filings with the Securities and Exchange Commission. The forward-looking statements in this press release represent NewLink's views as of the date of this press release. NewLink anticipates that subsequent events and developments will cause its views to change. However, while it may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. You should, therefore, not rely on these forward-looking statements as representing NewLink's views as of any date subsequent to the date of this press release.